UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 10, 2011

TIVO INC.

(Exact name of registrant as specified in its charter)
Delaware	000-27141	77-0463167

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 10, 2011, TiVo Inc. (the “Company”) issued $150 million aggregate principal amount of 4.00% Convertible Senior Notes due 2016 (the “Notes”). The terms of the Notes are governed by an Indenture (the “Indenture”), dated March 10, 2011, by and between the Company and Wells Fargo Bank, National Association, as trustee. A copy of the Indenture, including the form of the Note, is incorporated by reference to Exhibit 4.1 of this Report. The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture. Additional information pertaining to the Notes is contained in Item 2.03 and Item 3.02 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 10, 2011, the Company issued $150,000,000 aggregate principal amount of 4.00% Convertible Senior Notes due 2016. The Notes are the Company's general unsecured senior obligations and will bear interest at 4.00% per annum. Interest is payable on March 15 and September 15 of each year beginning September 15, 2011 until the maturity date of March 15, 2016.
The Notes are convertible at any time prior to the close of business on the business day immediately preceding the maturity date. The Notes will be convertible at an initial conversion rate of 89.6359 shares of the Company's common stock per $1,000 principal amount of Notes, subject to adjustment upon certain events, which is equivalent to a conversion price of approximately $11.16 per share of the Company's common stock. The conversion rate will be adjusted for certain dilutive events and will be increased in the case of corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture). The holders of the Notes will have the ability to require the Company to repurchase the Notes in whole or in part upon the occurrence of an event that constitutes a “Fundamental Change” (as defined in the Indenture). In such case, the repurchase price would be 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase price.
Certain events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes, including:
•The Company's failure to pay the principal on any of the Notes when due, whether at maturity, on a fundamental change repurchase date with respect to a fundamental change, upon acceleration or otherwise;
• The Company's failure to pay an installment of interest on any of the Notes when due, if the failure continues for 30 days after the due date;
•The Company's failure to satisfy its conversion obligations on any of the Notes upon the exercise of a holder's conversion right on such Note and such failure continues for a period of five business days;
•The Company's failure to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of all or substantially all of its assets;
•The Company's failure to comply with any other term, covenant or agreement contained in the Notes or the Indenture governing the Notes if the failure is not cured within 60 days after receiving notice of such failure;
•A default by the Company or any of its subsidiaries in any payment when due (after the expiration of any applicable grace period) under any indebtedness in an aggregate principal amount of $10 million or more, or the acceleration of such indebtedness, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after receiving notice thereof;
• The Company's or any of its subsidiaries' failure, within 60 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which exceeds $10 million, which are not stayed on appeal; and
• Certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its subsidiaries (or group of subsidiaries in the aggregate) that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended).

Item 3.02 Unregistered Sales of Equity Securities.
On March 10, 2011, the Company issued $150 million aggregate principal amount of the 4.00% Convertible Senior Notes due 2016 to the initial purchaser in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The net proceeds from the offering, after deducting the initial purchaser's discounts and commissions of $4,875,000 and the estimated offering expenses payable by the Company, were approximately $144.5 million.
The Company offered and sold the Notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Additional information pertaining to the Notes is contained in Items 1.01 and 2.03 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.

(d)           The following exhibits are included with this Report:

Exhibit No.	Description
4.1
Indenture, dated as of March 10, 2011 between TiVo Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.82 of the registrant's Annual Report on Form 10-K filed on March 14, 2011).

4.2
Global Note, dated as of March 10, 2011 between TiVo Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.83 of the registrant's Annual Report on Form 10-K filed on March 14, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 15, 2011	By:	/s/ Matt Zinn
Matt Zinn
SVP, General Counsel, Corporate Secretary and Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of March 10, 2011 between TiVo Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.82 of the registrant's Annual Report on Form 10-K filed on March 14, 2011).

4.2
Global Note, dated as of March 10, 2011 between TiVo Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.83 of the registrant's Annual Report on Form 10-K filed on March 14, 2011).